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                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84333) of Urban Outfitters, Inc. of our report dated May 9, 2001 relating to the financial statements and financial schedule of Urban Outfitters 401(k) Savings Plan (known as Urban Outfitters, Inc. Profit-Sharing Fund prior to July 1, 1999) which appear in this Form 11-K.


Mantas, Ohliger, McGary & Quinn, P.C.
King of Prussia, Pennsylvania
June 25, 2001